EXHIBIT (14)

Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Other Service Providers”,” “Financial Highlights,”  “Appendix A –Agreement and Plan of Reorganization,” and “Appendix B – Financial Highlights” in the Proxy Statement/Prospectus and “Financial Statements” in the Statement of Additional Information each included in this Registration Statement (Form N-14) of Neuberger Berman ETF Trust.
We also consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated December 18, 2024, each included in Post-Effective Amendment No. 233 to the Registration Statement (Form N-1A, File No. 002-11357) of Neuberger Berman Equity Funds, filed with the Securities and Exchange Commission, and incorporated by reference into the Proxy Statement/Prospectus included in this Registration Statement.
We also consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated December 18, 2024, each included in Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A, File No. 333-261613) of Neuberger Berman ETF Trust, filed with the Securities and Exchange Commission, and incorporated by reference into the Proxy Statement/Prospectus included in this Registration Statement.
We also consent to the incorporation by reference of our reports dated October 28, 2024, with respect to the financial statements and financial highlights of Neuberger Berman Dividend Growth Fund (one of the series constituting Neuberger Berman Equity Funds) and Neuberger Berman Core Equity ETF (one of the series constituting Neuberger Berman ETF Trust)  included in the Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
May 5, 2025